UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2022

SciPlay Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-38889	83-2692460
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6601 Bermuda Road, Las Vegas, NV 89119
(Address of registrant’s principal executive office)

(702) 897-7150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $.001 per share	SCPL	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒          Emerging growth company

☒          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On May 1, 2022, the Board of Directors (the “Board”) of SciPlay Corporation (the “Company”) increased the size of the Board by one director from eight to nine directors and elected April Henry, Charles “CJ” Prober and Constance P. James as directors of the Company to fill the vacancies on the Board, each effective as of May 1, 2022.

Ms. Henry brings over two decades of experience advising global corporations across the technology industry on investments, mergers and acquisitions and global business development partnerships. A former Wall Street analyst from Morgan Stanley, she is currently the Founder and Managing Partner of Hawkeye Digital, a strategic consulting firm. April is also currently on the board of ATN International and is the EVP of Corporate Development for Science Inc, a top incubation and venture capital fund.

Mr. Prober brings over two decades of experience in the digital entertainment and gaming industries. From 2008-2014, he was a senior executive at Electronic Arts, one of the world’s leading digital entertainment companies, serving in various capacities, including head of corporate development and SVP, digital publishing. Mr. Prober joined Electronic Arts via the acquisition of BioWare/Pandemic, one of the world’s leading video game developers, where he served on the executive leadership team. He left Electronic Arts to join GoPro, Inc. where he served as COO. He currently serves as CEO of Tile, Inc., the leading mobile app-based smart location company, and as a board member at Life360, the leading mobile app-based family safety platform, which acquired Tile in January 2022.

Ms. James is a seasoned financial executive with nearly twenty years of gaming experience in financial and operational roles. She is currently EVP and CFO of Light & Wonder, Inc. (formerly known as Scientific Games Corporation), the largest shareholder of SciPlay, where she is one of the key architects of Light & Wonder’s strategic transformation to become the leading cross-platform global game company. Prior to joining Light & Wonder, she was a finance executive at Cargill Corporation, and previously she was CFO – Global Land Based Gaming at Aristocrat Leisure Limited, a gaming solutions provider based in Australia.

Ms. Henry and Mr. Prober are eligible to participate in all compensation plans applicable to non-employee members of the Board, including annual retainers and equity-based compensation (as described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 26, 2021). In connection with joining the Board, each of Ms. Henry and Mr. Prober will receive an annual grant of restricted stock units with a grant date value of $144,000, the same value received by the other non-employee directors of the Company in connection with the annual equity award to non-employee directors, which will vest one year from the date Ms. Henry and Mr. Prober commence their respective directorships. Ms. James is not expected to receive any compensation in respect of her services as a director of the Company and will instead continue to be compensated solely based on her status as an Executive Officer of Light & Wonder.

Item 7.01. Regulation FD Disclosure.

On May 2, 2022, the Company issued a press release announcing the election of Ms. Henry, Mr. Prober and Ms. James to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 as well as in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of the Company, dated May 2, 2022.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2022	SCIPLAY CORPORATION

	By:	/s/ Daniel O’Quinn
		Name:	Daniel O’Quinn
		Title:	Interim Chief Financial Officer